Exhibit 10.6

EXECUTION VERSION

AMENDMENT NO. 4 TO

AMENDED AND RESTATED PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO AMENDED AND RESTATED PURCHASE AGREEMENT (this “Amendment”), dated as of June 14, 2012, amends that certain Amended and Restated Purchase Agreement, dated as of February 27, 2012, by and among the Purchasers and the Sellers named therein and Walter C. Bowen (“Bowen”) (for purposes of Sections 4.12, 4.17 and 6.10 and Article XI of the Agreement only) (as previously amended by Amendment No. 1, dated as of March 30, 2012, Amendment No. 2, dated as of April 11, 2012, and Amendment No. 3 dated as of April 27, 2012, and as amended hereby, the “Agreement”). The Purchasers, the Sellers and Bowen are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, the Parties have reviewed the Agreement, including the exhibits thereto, and desire to acknowledge and clarify its original intent and/or otherwise amend the Agreement by entering into this Amendment on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Interpretation. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2. Closing Deadline Date. “Closing Deadline Date” as used in the Agreement shall hereby be defined as July 18, 2012.

3. Amount of Deposit. The first paragraph of Section 1.4 of the Agreement is replaced in its entirety with the following language:

“The Purchasers have delivered One Million Six Hundred Eighty-Nine Thousand Three Hundred Twenty Dollars ($1,689,320) to the Escrow Agent as earnest money deposit (such amount, as shall be increased pursuant to the following sentence, together with all interest accrued thereon, the “Deposit”). Pursuant to that certain Deposit Escrow Agreement, effective as of August 26, 2011 (as amended by Amendment No. 1, dated of October 10, 2012, Amendment No. 2, dated as of February 27, 2012, and Amendment No. 3, dated as of June 14, 2012, and as such agreement may be further amended in the future, the “Deposit Escrow Agreement”), by and among the Purchasers, the Sellers and the Escrow Agent, on June 15, 2012 the Purchasers shall deliver to the Escrow Agent an additional Three Million Three Hundred Ten Thousand Six Hundred Eighty Dollars ($3,310,680) resulting in an amount of Five Million Dollars ($5,000,000) as the Deposit. The Deposit shall be allocated among the Facilities based on the allocation of the Purchase Price as provided in Section 1.7. The Escrow Agent shall hold the Deposit in one or more interest bearing accounts as directed by the Purchasers.”

4. Disposition of Deposit. Sections 1.4(b) and 1.4(c) shall hereby by modified to add the following language immediately following the words “Section 10.1(c)”: “or Section 10.1(f)”.

5. Notification Date. “Notification Date” as used in Sections 4.16 of the Agreement shall hereby be deemed to refer to the date of this Amendment.

6. Assumed Contracts and Assumed Equipment Leases. Section 5.1 of the Agreement shall be replaced in its entirety with the following:

“Assumption of Contracts, Equipment Leases and Tenant Leases. The Purchasers shall review the Contracts and the Equipment Leases during the period ending on June 14, 2012 and by such date shall give notice to the Sellers indicating which of the Contracts and the Equipment Leases that the Purchasers will not assume at Closing (the “Rejected Contracts”), provided that the Contracts listed on Exhibit 5.1(a) shall not be included as Rejected Contracts. The Sellers shall be responsible for all costs and expenses of terminating Rejected Contracts, including any costs or expenses that arise after the Closing Date in connection therewith. Promptly following receipt of the notice of Rejected Contracts from Purchaser, the Sellers shall deliver to all parties under each Contract and Equipment Lease that is not a Rejected Contract and requires consent for assignment, an assignment request letter in substantially the form provided by the Purchasers (it being understood that the Purchasers and the Sellers hereby waive any confidentiality rights related to such communications). All Contracts and Immaterial Contracts and Equipment Leases of the Sellers other than (i) Rejected Contracts and (ii) those Contracts, Immaterial Contracts and Equipment Leases that are not assignable, are herein collectively referred to, respectively, as the “Assumed Contracts” and the “Assumed Equipment Leases” and at Closing, the Parties shall execute and enter into the form of assignment and assumption agreement set forth herein in Exhibit 5.1(b) (the “Assignment and Assumption Agreement”) whereby the Sellers shall assign and the Purchasers shall assume the Assumed Contracts, the Assumed Equipment Leases and the Tenant Leases. The Sellers shall bear any costs and expenses of obtaining any consents to such assumption of the Assumed Contracts, the Assumed Equipment Leases and the Tenant Leases. To the extent that the applicable counterparties are unwilling to enter into agreements with respect to any such Contract or Equipment Lease, if Purchasers desire the benefits of such Contract or Equipment Lease, Purchasers and Sellers shall negotiate in good faith a mutually agreeable alternative arrangement, that is feasible under the terms of the respective Contract or Equipment Lease, so that the

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Purchasers or their designee(s) will have the benefits and obligations of such Contract or Equipment Lease as though it had been assigned, which arrangement shall include that the Purchasers shall indemnify Sellers with respect to Sellers’ payment and performance obligations under such Contract or Equipment Lease. All amounts payable under the Assumed Contracts, the Assumed Equipment Leases and the Tenant Leases shall be prorated through the Closing Date pursuant to Sections 9.4 and 9.6.”

7. Termination. Section 10.1(d) of the Agreement shall be replaced in its entirety with the following:

“by the Purchasers pursuant to Sections 1.8, 4.8(b), 6.8, 6.11 or Article VIII.”

8. Closing Condition. The Agreement is hereby amended to add the following provision as Section 8.2(p):

“The Sellers shall have deposited, or shall have caused to be deposited, into the Operating Account (as defined in each of the management agreements for the Nevada Facilities) the following amounts: $354,000 for Acacia Springs; $378,000 for Heritage Springs; $340,000 for Regency Palms (provided that such condition shall be deemed satisfied if such amounts are funded immediately following the Closing with the proceeds of the Purchase Price pursuant to an irrevocable written direction prior to Closing by the Sellers to Escrow Agent).”

9. Exhibits. The Parties agree that Exhibit 5.1(b) to the Agreement is hereby replaced with the exhibit attached as Exhibit 5.1(b) to the Amended and Restated Purchase Agreement prior to the replacement of such exhibit pursuant to Amendment No. 1 to the Agreement.

10. Insurance. The Purchasers shall pay to the Sellers, at Closing, an amount equal to $102,366 to compensate the Sellers for costs incurred by the Sellers to maintain medical and dental insurance for its employees during the month of July, 2012. The Seller shall terminate, or cause to be terminated, all such medical and dental coverage effective as of the Closing.

11. Approved Collateral. Notwithstanding anything to the contrary contained in the Purchase Agreement, for the purposes of satisfying the requirements of Section 11.17(c)(ii) of the Purchase Agreement, Bowen shall have the option, exercisable by delivery of written notice to the Purchasers not less than five (5) days prior to the Closing Date, to as of the Closing Date deliver either the Mortgage pursuant to the terms of Section 11.17 or deposit $700,000 in an account with First Republic Bank subject to a Deposit Account Control Agreement in favor of Purchasers (and each of their assigns pursuant to Section 11.6). The Deposit Account Control Agreement shall be deemed a “Security Document” subject to release in accordance with Section 11.17(g). In the event of settlement or final adjudication of a claim against Bowen under the Guarantee, funds in the account shall be released to Purchasers to be applied against the amount owed by

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Bowen to Purchasers. Failure of Bowen to timely deliver written notice of his election to the Purchasers pursuant to this Section 10 shall be deemed an election to deliver the Mortgage at Closing.

12. Entire Agreement; Full Force and Effect. This Amendment and (subject to the amendment in this Amendment) the Agreement (together with the Disclosure Letter (as amended and restated) and the exhibits and other documents delivered pursuant thereto) and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments, agreements and understandings (both oral and written) with respect to such subject matter. Except as amended or modified hereby, each term and provision of the Agreement is hereby ratified and confirmed and will and does remain in full force and effect.

13. Counterparts. This Amendment may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:

[Regent Court]	Regent/Corvallis, LLC, an Oregon limited liability company

	By:	/s/ Walter C. Bowen
Walter C. Bowen, Manager

[Desert Flower]	Desert Flower LLC, an Oregon limited liability company

	By:	/s/ Walter C. Bowen
Walter C. Bowen, Managing Member

[Sun Oak]	BPM/Citrus Heights Limited Partnership, an Oregon limited partnership By: Hambledon Investments, LLC, an Oregon limited liability company, its General Partner

	By:	/s/ Walter C. Bowen
Walter C. Bowen, Manager

Signature Page to Amendment No. 4

[Sunshine Villa]	Cornell Springs Partners, an Oregon joint venture, co-tenant By: Cornell Springs Apartments Limited Partners, an Oregon limited partnership, a joint venturer

		By:	/s/ Walter C. Bowen
Walter C. Bowen, General Partner

	By:	BDC/Santa Cruz, LLC, a joint venturer

		By:	/s/ Walter C. Bowen
Walter C. Bowen, Manager

Regent/Eugene, LLC, an Oregon limited liability company, co-tenant

	By:	/s/ Walter C. Bowen
Walter C. Bowen, Manager

[Canyon Creek]	Regent/Salt Lake, LLC, an Oregon limited liability company By: Hambledon Investments, LLC, an Oregon limited liability company
		By:	/s/ Walter C. Bowen
Walter C. Bowen, Manager

[Sheldon Park]	Regent/Eugene, LLC, an Oregon limited liability company, co-tenant

		By	/s/ Walter C. Bowen
Walter C. Bowen, Manager

Signature Page to Amendment No. 4

[Willow Park]	Regent/Boise, LLC, an Oregon limited liability company

	By:	/s/ Walter C. Bowen
Walter C. Bowen, Manager

[Orchard Park]	RAL/Clovis, Inc., an Oregon corporation

	By:	/s/ Walter C. Bowen
Walter C. Bowen, CEO

Signature Page to Amendment No. 4

PURCHASERS:

B Healthcare Properties LLC, a Delaware limited liability company

By:	/s/ Andrew White

Signature Page to Amendment No. 4

/s/ Walter C. Bowen
Walter C. Bowen

Signature Page to Amendment No. 4